EXHIBIT 10.2
GREYHOUND FUNDING LLC,
as Issuer
and
THE CHASE MANHATTAN BANK,
as Indenture Trustee
SUPPLEMENTAL INDENTURE No. 1
Dated as of October 28, 1999
to
BASE INDENTURE
Dated as of June 30, 1999
Asset Backed Notes
(Issuable in Series)

i

          SUPPLEMENTAL INDENTURE No. 1, dated as of October 28, 1999 (“Supplemental Indenture”), to BASE INDENTURE, dated as of June 30, 1999, between GREYHOUND FUNDING LLC, a special purpose, limited liability company established under the laws of Delaware (the “Issuer”), and THE CHASE MANHATTAN BANK, a New York banking corporation (“Chase”), as trustee (in such capacity, the “Indentue Trustee”).
W I T N E S S E T H:
          WHEREAS, the Issuer and Chase are parties to a Base Indenture, dated as of June 30, 1999 (the “Base Indenture”);
          WHEREAS, the Issuer desires to amend certain terms of the Base Indenture;
          WHEREAS, the Issuer desires to amend and supplement certain terms defined in the Definitions List attached as Schedule 1 to the Indenture;
          WHEREAS, the Isser has duly authorized the execution and delivery of this Supplemental Indenture; and
          WHEREAS, Chase, as Indenture Trustee, is willing to enter into this Supplemental Indenture;
          NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, it is mutually covenanted and agreed, that the Base Indenture be amended and supplemented as follows:
          SECTION 1: CERTAIN DEFINED TERMS; AMENDMENT OF SCHEDULE 1
          SECTION 1.1 Certain Defined Terms
          Certain capitalized terms used herein shall have the meanings assigned to such terms in the amended Definitions List attached hereto as Schedule 1 (the “Definitions List”), as such Definitions List may be hereafter further amended or modified from time to time in accordance with the provisions of the Base Indenture.
          SECTION 1.2 Amendment of Schedule 1
          From and after the date of this Supplemental Indenture, which shall not be a date prior to the satisfaction of each of the conditions to effectiveness of this Supplemental Indenture set forth in Section 3 hereof, any reference in the Indenture or any other Transaction Document to the “Definitions List” or “Schedule 1 to the Indenture” shall mean Schedule 1 to this Supplemental Indenture, and any reference to a capitalized term shall have the meanings assigned to such term therein, unless the context otherwise requires.
SECTION 2: AMENDMENTS OF BASE INDENTURE
          Section 2.1 Amendment to Section 1.4.
          Section 1.4 of the Base Indenture is hereby amended by deleting the word “and” from the end of Clause (v) thereof, deleting the period at the end of Clause (v) thereof and substituting in lieu thereof “; and” and adding the following new Clause (vii):
     ”(vii) any references herein to Notes or Noteholders means Investor Notes or Investor Noteholders.”
          Section 2.2 Amendment to Section 2.4.
          The third sentence of Section 2.4(a) of the Base Indenture is hereby amended and restated in its entirety as follows:
“If any form of Investor Note is issued as a Global Note, the Indenture Trustee may, or if and so long as any Series of Investor Notes is listed on the Luxembourg Stock Exchange and the rules of such exchange shall so require, the Indenture Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city.”
          Section 2.3 Amendment to Section 2.6.
          The sixth sentence of Section 2.6(a) of the Base Indenture is hereby amended and restated in its entirety as follows:
“If any form of Investor Note is issued as a Global Note, or if and so long as any Series of Investor Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange shall so require, the Indenture Trustee shall appoint a co-paying agent in Luxembourg or another European city.”
          Section 2.4 Amendment to Section 3.2.

          Section 3.2 of the Base Indenture is hereby amended and restated in its entirety as follows:
          “Section 3.2 Transaction Documents.
          (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator’s expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by SPV, the Servicer, the Administrator, VMS or PHH Consumer Lease or any other party to any of the Transaction Documents, as applicable, of each of their respective obligations under the Transaction Documents, in each case in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by SPV, the Servicer, the Administrator, VMS or PHH Consumer Lease or any other party to any of the Transaction Documents, as applicable, of each of their respective obligations under the Transaction Documents. If (i) the Issuer shall have failed, within 30 days of receiving the direction of the Indenture Trustee, to take commercially reasonable action to accomplish such directions of the Indenture, (ii) the Issuer refuses to take any such action, or (iii) the Indenture Trustee reasonably determines that such action must be taken immediately, the Indenture Trustee may take such previously directed action and any related action permitted under this Indenture which the Indenture Trustee thereafter determines is appropriate (without the need under this provision or any other provision under the Indenture to direct the Issuer to take such action), on behalf of the Issuer and the Investor Noteholders.
          (b) If an Event of Default has occurred and is continuing with respect to any Series of Outstanding Investor Notes, the Indenture Trustee may, and, at the direction (which direction shall be in writing) of the Holders of a Majority in Interest of such Series of Outstanding Investor Notes (or, if an Event of Default with respect to more than one Series of Investor Notes has occurred, a Majority in Interest of each Series of Investor Notes with respect to which an Event of Default shall have occurred) shall exercise all rights, remedies, powers, privileges and claims of the Issuer against SPV, the Origination Trust or the Servicer under or in connection with the Transfer Agreement and the Origination Trust Documents, including the right or power to take any action to compel or secure performance or observance by SPV, the Origination Trust or the Servicer of each of their respective obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transfer Agreement and the Origination Trust Documents, and any right of the Issuer to take such action shall be suspended; provided that, if an Event of Default has occurred and is continuing with respect to less than all Series of Outstanding Investor Notes, the Indenture Trustee may not take any action hereunder that is detrimental to the rights of the Holders of the Investor Notes with respect to which no Event of Default shall have occurred.
          (c) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the consent of the Holders of a Majority in Interest of each Series of Outstanding Investor Notes, (i) amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Issuer Assets, including any of the Transaction Documents or (ii) waive timely observance by SPV under the Transfer Agreement or the Origination Trust, VMS or the Servicer under the Origination Trust Documents. Upon the occurrence of a Servicer Termination Event, the Issuer will not, without the prior written consent of the Indenture Trustee or the Holders of a Majority in Interest of each Series of Outstanding Notes, terminate the Servicer and appoint a successor Servicer in accordance with the Servicing Agreement and will terminate the Servicer and appoint a successor Servicer in accordance with the Servicing Agreement if so directed by the Indenture Trustee or the Holders of a Majority in Interest of each Series of Outstanding Notes.”
          Section 2.5 Amendment to Section 3.3.
          Section 3.3 of the Base Indenture is hereby amended by (a) deleting the reference to “this Section 3.2” in paragraph (a) and inserting in lieu thereof a reference to “this Section 3.3” and (a) deleting the reference to “this Section 3.2(b)” in paragraph (b) and inserting in lieu thereof a reference to “this Section 3.3(b).”
          Section 2.6 Amendment to Section 3.4.
          Section 3.4 of the Base Indenture is hereby amended by deleting the reference to “Section 3.2(a)” and inserting in lieu thereof a reference to “Section 3.3(a).”
          Section 2.7 Amendment to Section 6.1.
          Clause (a) of Section 6.1 of the Base Indenture is hereby amended by adding the following sentence to the end of said Clause:
“The final payment of any Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the offices or agencies specified in the notice of final distribution with respect to such Definitive Note on a Payment Date which is a business day in the place of presentation.”
          Section 2.8 Amendment to Section 7.13.
          Section 7.13 of the Base Indenture is hereby amended by (a) deleting Clause (a) thereof in its entirety and inserting in lieu thereof the following new Clause (a):
     ”(a) Each of the SUBI Certificates has been duly registered in the name of the Issuer, endorsed in blank, and delivered to the Indenture Trustee and all other action necessary (including the filing of UCC-1 financing statements) to protect and perfect the Indenture Trustee’s security interest in the Collateral now in existence and hereafter acquired or created has been duly and effectively taken.”
          Section 2.9 Amendment to Section 8.7.
          Section 8.7 of the Base Indenture is hereby amended by deleting clause (d) in its entirety and changing paragraph “(e)” to paragraph “(d)”.
          Section 2.10 Amendment to Section 8.2.
          Section 8.2 of the Base Indenture is hereby amended by adding the following sentence after the second sentence in such Section as follows:
“In addition, Definitive Notes will be transferable or exchangeable at the offices of any co-transfer agent and co-registrar in Luxembourg appointed in accordance with the terms hereof.”
          Section 2.11 Amendment to Section 8.18.
          Section 8.18 of the Base Indenture is hereby amended by adding the following sentence to the end of said Section:
“The Issuer shall not issue any series of Preferred Membership Interests unless, prior to such issuance, each Rating Agency confirms that after such issuance the Rating Agency Condition will be met.”
          Section 2.12 Amendment to Section 9.1.
          Section 9.1 of the Base Indenture is hereby amended by deleting Clause (b) thereof and inserting in lieu thereof the following new
Clause (b):
     ”(b) default in the payment of the principal of any Investor Note of any Series when the same becomes due and payable;”

          Section 2.13 Amendment to Article 9.
          Article 9 of the Base Indenture is hereby amended by deleting Section 9.6 in its entirety and changing Section 9.7 through Section 9.14 to Section 9.6 through Section 9.13, respectively.
          Section 2.14 Amendment to Section 10.1.
          Section 10.1(c) of the Base Indenture is hereby amended by deleting the reference to “Section 9.12” and inserting in lieu thereof a reference to “Section 9.11.”
          Section 2.15 Amendments to Section 12.2.
          Section 12.2 of the Base Indenture is hereby amended by (a) deleting the proviso to the first sentence of said Section and inserting in lieu thereof the following new proviso:
“provided that, (a) if such amendment, modification or waiver of or to this Indenture, the Indenture Supplement with respect to a Series of Investor Notes or any Transaction Document does not affect the Noteholders of a particular Series of Investor Notes (as substantiated by an Opinion of Counsel to such effect), then the consent of the Investor Noteholders of such Series shall not be required to such amendment, modification or waiver, (b) if such amendment, modification or waiver of or to any Transaction Document does not adversely affect in any material respect the Noteholders of any Series of Investor Notes (as substantiated by an Opinion of Counsel to such effect), then no consent of Investor Noteholders shall be required to such amendment, modification or waiver and (c) if such amendment or modification of the LLC Agreement relates to the issuance of any series of Junior Preferred Membership Interests, then no consent of Investor Noteholders shall be required to such amendment or modification so long as the Rating Agency Condition is satisfied with respect to such amendment or modification; provided further that the Rating Agency Condition is satisfied with respect to any such amendment, modification or waiver”; and
     (b) deleting the reference to “this Section 11.2” in clause (i) of the second sentence thereof and inserting in lieu thereof a reference to “this Section 12.2.”
SECTION 3: REPRESENTATIONS AND WARRANTIES
          In order to induce the Indenture Trustee to agree to this Supplemental Indenture, the Issuer hereby represents and warrants, as follows, for the benefit of the Indenture Trustee and the Investor Noteholders, as of the date hereof.
          Section 3.1 Affirmation of Representations and Warranties.
          Each representation and warranty of the Issuer set forth in the Base Indenture and in each other Transaction Document to which it is a party, is true and correct as of the date of this Supplemental Indenture as though such representation or warranty were being made on and as of the date hereof and is hereby deemed repeated as though fully set forth herein.
          Section 3.2 LLC Agreement and Governmental Authorization.
          The execution, delivery and performance by the Issuer of this Supplemental Indenture (a) is within the Issuer’s power, has been duly authorized by all necessary action, (b) requires no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained and (c) does not contravene, or constitute a default under, any Requirement of Law or any provision of applicable law, its certificate of formation or the LLC Agreement or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument bindng upon the Issuer or any of the Issuer Assets or result in the creation or imposition of any Lien on any Issuer Asset except for Liens created by the Indenture or the other Transaction Documents. This Supplemental Indenture has been executed and delivered by a duly authorized officer of the Issuer.
          Section 3.3 Binding Effect.
          This Supplemental Indenture is a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).
          Section 3.4 No Consent.
          No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Supplemental Indenture or for the performance of any of the Issuer’s obligations hereunder other than such consents, approvals, authorizations, registrations, declarations or filings as were obtained by the Issuer prior to the date hereof.

SECTION 4: CONDITIONS PRECEDENT
          This Supplemental Indenture shall become effective and shall be binding on each of the parties hereto upon the satisfaction or due waiver of each of the following conditions precedent:
1.	The consent of the Holders of a Majority in Interest of each Series of Outstanding Investor Notes shall have been given in respect of this Supplemental Indenture and a copy thereof provided to the Indenture Trustee.

2.	The Series 1999-1 Investor Notes shall have been repaid in full and the Series 1999-1 Preferred Membership Interests shall have been redeemed in full.

3.	The Indenture Trustee shall have received evidence satisfactory to it that each Manager of the Issuer has approved this Supplemental Indenture.

4.	The Indenture Trustee shall have received an Officer’s Certificate of the Issuer dated as of the date hereof to the effect that (i) no Amortization Event, Potential Amortization Event, Event of Default or Potential Event of Default is continuing or will occur as a result of the execution and delivery of this Supplemental Indenture and (ii) the execution and delivery of this Supplemental Indenture will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument, including, without limitation, any Transaction Document, to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which the Issuer is party or by which it or its property may be bound or to which it or its property may be subject.

5.	The Indenture Trustee shall have received an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Indenture Trustee, dated the date hereof, substantially to the effect that:
i.	all conditions precedent provided for in the Base Indenture with respect to the execution and delivery of this Supplemental Indenture have been complied with in all material respects;

ii.	the Issuer is duly organized under the jurisdiction of its formation and has the power and authority to execute and deliver this Supplemental Indenture, and SPV is duly organized under the jurisdiction of its formation and has the power and authority to execute and deliver the Amendment to the Transfer Agreement (as defined in Clause 6 below);

iii.	this Supplemental Indenture has been duly authorized, executed and delivered by the Issuer; and the Amendment to the Transfer Agreement has been duly authorized, executed and delivered by the Issuer and SPV;

iv.	the Supplemental Indenture is a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

v.	the Amendment to the Transfer Agreement is a legal, valid and binding obligation of the Issuer and SPV, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity; and

vi.	such other matters as the Indenture Trustee may reasonably require;
6.	The Indenture Trustee shall have received duly executed counterparts of the Amendment to the Transfer Agreement, dated as of October 28, 1999, between the Issuer and SPV (the “Amendment to the Transfer Agreement”), duly executed by the Issuer and SPV; and

7.	The Indenture Trustee shall have received such other documents, instruments, certifications, agreements or other items as the Indenture Trustee may reasonably require.
SECTION 5: MISCELLANEOUS
          Section 5.1 Duplicate Originals.
          The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture.
          Section 5.2 Indenture Trustee Consent.
          By its execution hereof, the Indenture Trustee consents to the execution and delivery by the Issuer of the Amendment to the Transfer Agreement.

          Section 5.3 Ratification and Effect.
          The Base Indenture, as amended and supplemented by this Supplemental Indenture No. 1, is in all respects ratified and confirmed, shall continue to be in full force and effect, and shall be read, taken and construed as one and the same instrument.
          Section 5.4 Severability of Provisions.
          If any one or more of the covenants, agreements, provisions or terms of this Supplemental Indenture shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Supplemental Indenture and shall in no way affect the validity of enforceability of the other provisions of this Supplemental Indenture.
          Section 5.5 Counterparts.
          This Supplemental Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.
          Section 5.6 Table of Contents, Headings, etc..
          The table of contents and headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
          Section 5.7 Choice of Law.
          THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the Indenture Trustee and the Issuer have caused this Supplemental Indenture No. 1 to be duly executed by their respective duly authorized officers as of the day and year first written above.

GREYHOUND FUNDING LLC,
as Issuer

By:	/s/ Tony Wong

Name:	Tony Wong
Title:	Manager

THE CHASE MANHATTAN BANK,
as Indenture Trustee

By:	/s/ Jennifer Cupo

Name:	Jennifer Cupo
Title:	Vice President
AMENDED AND RESTATED
SCHEDULE 1
TO THE
BASE INDENTURE
DEFINITIONS LIST
          “Accrual Period” means the period from and including a Settlement Date (or, in the case of the initial Accrual Period, October 28, 1999) to but excluding the succeeding Settlement Date.
          “Additional Assignment” is defined in Section 2.2 of the Transfer Agreement.
          “Additional Closing Date” is defined in Section 2.3 of the Transfer Agreement.
          “Additional Equipment Assets” means the Master Lease Agreements, the Leases arising thereunder and the Leased Vehicles subject to such Leases and the Related Rights associated therewith transferred to the Origination Trust pursuant to the Additional Equipment Assets Contribution Agreement and allocated to the Lease SUBI.
          “Additional Equipment Assets Contribution Agreement” means that certain Assignment and Assumption Agreement dated as of October 28, 1999, between SPV and the Origination Trust.
          “Additional Units” means any Unit allocated to the Lease SUBI Portfolio after the Initial Closing Date.
          “Additional Equipment Assets Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement dated as of October 28, 1999, between VMS and SPV.
          “Adjusted Aggregate Unit Balance” means, as of any date of determination, an amount equal to the sum of (a) the excess of (i) the Aggregate Lease Balance over (ii) the Aggregate Lease Adjustment Amount as of such date, (b) 90% of the excess of (i) the Aggregate Residual Value Amount over (ii) the Excess Residual Value Amount as of such date and (c) 90% of the excess of (i) the Aggregate Paid-In Advance Balance over (ii) the Excess Paid-In Advance Amount as of such date.
          “Administration Agreement” means the Administration Agreement, dated as of the Initial Closing Date, by and among the Administrator, the Issuer, SPV and the Indenture Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

          “Administrator” means VMS or a successor Administrator under the Administration Agreement.
          “Administrator Fee” is defined in the Administration Agreement.
          “Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.
          “Aggregate Invested Amount” means the sum of the Invested Amounts with respect to all Series of Outstanding Investor Notes.
          “Aggregate Invested Percentage” means, with respect to Collections for any Monthly Period, the sum of the Invested Percentages for all Series of Outstanding Notes for such Monthly Period.
          “Aggregate Lease Adjustment Amount” means, as of any date of determination, an amount equal to the sum of (a) the Overconcentration Amount as of such date, (b) the Excess Longer-Term Lease Amount as of such date, (c) the Excess State Obligor Risk Amount as of such date, (d) the Excess Consumer Lease Amount as of such date and (e) the Excess High Lease Balance Amount as of such date.
          “Aggregate Lease Balance” means, as of any date of determination during an Accrual Period, an amount equal to the sum of the Lease Balances of each Eligible Lease allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period.
          “Aggregate Net Lease Losses” means, for any Monthly Period, an amount equal to the excess of the aggregate Lease Balances of all Unit Leases that became Charged-Off Leases during such Monthly Period over the aggregate amount of Recoveries received during such Monthly Period.
          “Aggregate Paid-In Advance Balance” means, as of any date of determination during an Accrual Period, an amount equal to the Cost of each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period (or, if any such Eligible Paid-In Advance Vehicle was allocated to the Lease SUBI Portfolio after the last day of such Monthly Period, the Cost thereof as of the date such Eligible Paid-In Advance Vehicle was allocated to the Lease SUBI Portfolio).

          “Aggregate Residual Value Amount” means, as of any date of determination during an Accrual Period, an amount equal to the aggregate for each Unit Vehicle subject to a Closed-End Lease allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period of the lesser of (a) the Stated Residual Value of such Unit Vehicle and (b) the Net Book Value of such Unit Vehicle as of such day.
          “Aggregate Unit Balance” means, as of any date of determination, an amount equal to the sum of (a) the Aggregate Lease Balance, (b) the Aggregate Paid-In Advance Balance and (c) the Aggregate Residual Value Amount as of such date.
          “ALG Residual Value” means, with respect to a Leased Vehicle subject to a Closed-End Lease, an amount equal to the residual percentage of the manufacturer’s suggested retail price of such Leased Vehicle specified in the ALG Residual Percentage Guide published by Automotive Lease Guide for the make and model of such Leased Vehicle and the lease term of such Closed-End Lease.
          “Amortization Commencement Date” means, with respect to a Series of Investor Notes, the date on which an Amortization Event with respect to such Series is deemed to have occurred pursuant to the related Indenture Supplement.
          “Amortization Event” with respect to each Series of Investor Notes, is defined in the related Indenture Supplement.
          “Amortization Period” means, with respect to any Series of Investor Notes or any Class within a Series of Investor Notes, the period following the Revolving Period during which principal is distributed to Investor Noteholders, which shall be the controlled amortization period, the principal amortization period, the rapid amortization period, or other amortization period, in each case as defined with respect to such Series in the related Indenture Supplement.
          “Annual Investor Noteholders’ Tax Statement” is defined in Section 4.4(c) of the Base Indenture.
          “Annual Servicing Report” is defined in Section 4.1(a) of the Base Indenture.
          “Applicable Gain on Sale Account Percentage” means, on any date of determination, the highest Series Gain on Sale Account Percentage with respect to any Series of Investor Notes Outstanding.

          “Applicable Law” means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, interpretations, licenses and permits of any Governmental Authority from time to time in effect, and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including laws specifically mandating compliance by property owners).
          “Applicants” is defined in Section 2.8 of the Base Indenture.
          “ARAC” means Avis Rent A Car, Inc., a Delaware corporation.
          “ARAC Guaranty” means the Guaranty, dated as of October 28, 1999, from ARAC pursuant to which ARAC has guaranteed certain of VMS’s obligations under the Origination Trust Servicing Agreement, as the same may be amended, supplemented or modified from time to time.
          “Asset Deficiency” means, as of any date of determination, the amount, if any, by which the Required Aggregate Asset Amount as of such date exceeds the Adjusted Aggregate Unit Balance as of such date.
          “Asset Purchase Agreement” means the Asset Sale Agreement, dated as of the Initial Closing Date, among VMS, PHH Consumer Lease and SPV, as amended, modified or supplemented from time to time in accordance with its terms.
          “Authorized Officer” means (a) as to the Administrator or the Servicer, any of the President, any Executive Vice President or any Vice President of the Administrator or the Servicer, as the case may be, (b) as to the Issuer, any officer (or agent acting pursuant to a power of attorney) of the Issuer or of any Manager acting on behalf of the Issuer and who is identified on the list of Authorized Officers delivered by the Manager to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter) and (c) as to SPV, any officer (or agent acting pursuant to a power of attorney) of SPV or of any manager of SPV acting on behalf of SPV and who is identified on the list of Authorized Officers delivered by SPV to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter).
          “Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.
          “Base Indenture” means the Base Indenture, dated as of the Initial Closing Date, between the Issuer and the Indenture Trustee, as amended, modified or supplemented from time to time, exclusive of Indenture Supplements creating new Series of Investor Notes.

          “Bearer Notes” is defined in Section 2.1 of the Base Indenture.
          “Bearer Rules” means the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series of Notes, Proposed or Temporary Regulations.
          “Beneficial Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).
          “Book-Entry Notes” means beneficial interests in the Investor Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.10 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Beneficial Owners, such Definitive Notes shall replace Book-Entry Notes.
          “Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York, Maryland or Delaware.
          “Capitalized Cost” means, with respect to any Leased Vehicle, the amount identified by the Servicer as the “Capitalized Cost” of such Leased Vehicle, including, to the extent provided therein, delivery charges, taxes and any registration or titling fees.
          “Cedel” means Cedel Bank, societe anonyme.
          “Certificated Security” means a “certificated security” within the meaning of the applicable UCC.
          “Certificate of Title” means, with respect to any Leased Vehicle, the certificate of title or other evidence of ownership of such Leased Vehicle duly issued by the government department or agency in the jurisdiction in which such Leased Vehicle is registered in accordance with the certificate of title act or statute of the jurisdiction applicable to such Leased Vehicle or, to the extent that a certificate of title or other evidence of ownership has not been issued, the application (or copy thereof) for the foregoing.
          “Charged-Off Lease” means a Lease or Consumer Lease that was or should have been charged off by the Servicer as uncollectible in accordance with the Policies or as to which a scheduled lease payment thereon is 270 or more days past due.
          “Charged-Off Receivable” means a Fleet Receivable that was or should have been charged off by the Servicer as uncollectible in accordance with the Policies or which is 270 or more days past due.
          “Charge-Off Ratio” means, for any specified Settlement Date, twelve times the quotient, expressed as a percentage, of (a) Aggregate Net Lease Losses for the preceding Monthly Period, divided by (b) the Aggregate Lease Balance as of the last day of the second preceding Monthly Period.
          “Chase” means The Chase Manhattan Bank, a New York banking corporation.
          “Class” means, with respect to any Series of Notes, any one of the classes of Notes of that Series as specified in the related Indenture Supplement.
          “Class X 1999-1B Invested Amount” is defined in the Fleet Receivable SUBI Supplement.
          “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
          “Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or a Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or the Foreign Clearing Agency.
          “Closed-End Lease” means a lease obligation in respect of a single vehicle which may arise pursuant to a master lease agreement providing for the lease of a fleet of vehicles or pursuant to a lease agreement providing for the lease of a single vehicle that, in each case, allows the lessee thereunder to return the vehicle subject thereto to the lessor at or prior to lease termination and obligates the lessee thereunder to pay to the lessor at lease termination only Incidental Lease Termination Charges.
          “Closing Date” means the Initial Closing Date or any Series Closing Date.
          “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

          “Collateral” is defined in Section 3.1 of the Base Indenture.
          “Collection Account” is defined in Section 5.1 of the Base Indenture.
          “Collections” means (a) all payments on the Collateral, including, without limitation, (i) all monthly lease payments and other lease payments on the Unit Leases, (ii) all proceeds from the sale or other disposition of Unit Vehicles, including Recoveries, (iii) all insurance proceeds and warranty payments with respect to Unit Vehicles, (iv) all termination payments and Incidental Lease Termination Payments received in respect of the Unit Leases, (v) all other payments in respect of the Unit Leases, (vi) all payments in respect of the Fleet Receivables and payments by VMS under the Receivable Purchase Agreement, (vii) all payments by VMS or PHH Consumer Lease under the Asset Purchase Agreement, (viii) all payments by SPV under the Transfer Agreement and (ix) all payments in respect of any Hedging Instruments in the Collateral, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and (b) all amounts earned on Permitted Investments of funds in the Collection Account and, to the extent so specified in an Indenture Supplement, in a Series Account.
          “Common Member” means SPV, as the holder of the Common Membership Interest.
          “Common Membership Interest” means the Common Membership Interest issued pursuant to the LLC Agreement.
          “Consumer Lease” means an Open-End Lease or a Closed-End Lease originated by PHH Consumer Lease, individually or on behalf of the Origination Trust, that is in all material respects in a form attached to the Series 1999-1 SUBI Servicing Supplement.
          “Contingent Obligation” as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obli- gation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement

(contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.
          “Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
          “Control” means (a) with respect to a Security Entitlement, the Indenture Trustee (i) is identified in the records of the Securities Intermediary for such Security Entitlement as the person having such Security Entitlement against such Security Intermediary or (ii) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Indenture Trustee regarding the transfer or redemption of such Security Entitlement without further consent of any other person; or (b) with respect to a United States Security Entitlement, (i) the Indenture Trustee is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as a fiscal agent for the issuer of such United States Security Entitlement and such Federal Reserve Bank has indicated by book entry that such United States Securities Entitlement has been credited to the Indenture Trustee’s securities account in such book entry system or (ii) (A) the Indenture Trustee (x) is identified in the records of the Securities Intermediary for such United States Security Entitlement as the person having such Security Entitlement against such Securities Intermediary or (y) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Indenture Trustee regarding the transfer or redemption of such Security Entitlement without further consent of any other person, (B) the Securities Intermediary for such United States Securities Entitlement is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such United States Securities Entitlement and (C) such Federal Reserve Bank has indicated by book entry that such United States Securities Entitlement has been credited to such Securities Intermediary’s securities account in such book entry system.

          “Contribution Agreement” means the Contribution Agreement, dated as of the Initial Closing Date, between SPV and the Origination Trust, as amended, modified or supplemented from time to time in accordance with its terms.
          “Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and (c), respectively of the Code.
          “Corporate Trust Office” means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at 450 West 33rd Street, 14th Floor, New York, NY 10001-2597, Att: Capital Markets Fiduciary Services — VMS Auto Lease Backed Securitization.
          “Cost” means, with respect to any Paid-In Advance Vehicle, the price paid for such Vehicle to the dealer, the manufacturer or a vendor, plus delivery charges and taxes and any registration or titling fees.
          “Coupon” is defined in Section 2.1 of the Base Indenture.
          “CP Rate” means the rate on commercial paper for each day set forth in Statistical Release H.15(519), “Selected Interest Rates” published by the Board Of Governors of the Federal Reserve System.
          “Credit Enhancement” means, with respect to any Series of Investor Notes, the subordination, cash collateral account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account, cross-support feature, interest rate swap, currency swap or any other contract or agreement for the benefit of the holder of the Investor Notes of such Series as designated in the related Indenture Supplement.
          “Custodian Agreement” means the Custodian Agreement, dated as of the Initial Closing Date, by and among the Custodian, the Servicer and the Origination Trust, as amended, modified or supplemented from time to time in accordance with its terms, and any other Custodian Agreement entered into in accordance with the terms and conditions of the Origination Trust Servicing Agreement.
          “Custodian” means the party named as such in the Custodian Agreement until a successor replaces it in accordance with the applicable provisions of the Custodian Agreement and thereafter means the successor serving thereunder.

          “Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
          “Definitions List” means this Definitions List, as amended or modified from time to time.
          “Definitive Notes” is defined in Section 2.10 of the Base Indenture.
          “Delinquency Ratio” means, for any specified Settlement Date, the quotient, expressed as a percentage, of (a) the aggregate billings with respect to all Leases and all Fleet Receivables which were unpaid for 60 days or more from the original due date thereof as of the last day of the immediately preceding Monthly Period divided by (b) the sum of (i) the aggregate billings with respect to all Leases and all Fleet Receivables which were unpaid as of the last day of the second preceding Monthly Period and (ii) the aggregate amount billed with respect to all Leases and all Fleet Receivables during the immediately preceding Monthly Period.
          “Delivery” means (a) with respect to any Physical Property (that is not either a United States Security Entitlement or a Security Entitlement), physical delivery thereof to the Indenture Trustee or its nominee or custodian by an effective endorsement, or registered in the name of, the Indenture Trustee or its nominee or custodian endorsed in blank and (b) with respect to any Uncertificated Security, the issuer thereof registers the Indenture Trustee as the registered owner thereof or the Indenture Trustee otherwise satisfies the requirements of Revised Article 8.
          “Depository” is defined in Section 2.10 of the Base Indenture.
          “Depository Agreement” means, with respect to a Series having Book- Entry Notes, the agreement among the Issuer, the Indenture Trustee and the Clearing Agency or the Foreign Clearing Agency, or as otherwise provided in the related Indenture Supplement.
          “Deposit Date” means each Business Day on which Collections are deposited into the Collection Account.
          “Deposit Report” is defined in Section 4.1 of the Base Indenture.
          “Determination Date” means the second Business Day prior to each Settlement Date.
          “Dividend Rate” means, with respect to each series of Preferred Membership Interests, the rate at which distributions of interest with respect to such Preferred Membership Interests are made.

          “Dollar” and the symbol “$” mean the lawful currency of the United States.
          “Eligible Consumer Lease” means a Consumer Lease that as of the date allocated to the Lease SUBI Portfolio satisfied the following eligibility criteria (or, in the case of clause (xxiii) below, satisfied the criteria set therein as of the later of the date allocated to the Lease SUBI Portfolio and October 28, 1999):
     (i) it was not a Charged-Off Lease;
     (ii) it was not an Ineligible Delinquent Lease;
     (iii) it was an obligation of an Eligible Obligor;
     (iv) it had an initial term of 60 months or less;
     (v) it was denominated and payable only in Dollars in the United States;
     (vi) it was originated and has been administered since origination in accordance with Applicable Law;
     (vii) it was originated in accordance with the Policies;
     (viii) it did not contravene in any material respect any Applicable Law and VMS or PHH Consumer Lease is not in violation in any material respect of any Applicable Law in connection with it;
     (ix) it was not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination;
     (x) it was the legal, valid and binding obligation of the Obligor thereunder, enforceable against such Obligor to pay the full amount thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law);
     (xi) the Origination Trust has only one “original” counterpart of such Consumer Lease and such original is held by the Custodian;
     (xii) it is either an Open-End Lease or a Closed-End Lease;

     (xiii) it is a “hell or high water” net lease under which the Obligor’s payment obligations thereunder are absolute, unconditional and noncancellable and not subject to abatement or adjustment;
     (xiv) the Obligor thereunder is required to maintain casualty insurance with respect to the related Leased Vehicle in accordance with the Policies;
     (xv) any consents, approvals or authorizations necessary for the assignment and sale thereof by PHH Consumer Lease to SPV and by SPV to the Origination Trust have been obtained;
     (xvi) if not originated by the Origination Trust, all right, title and interest in it has been validly sold by PHH Consumer Lease to SPV pursuant to the Asset Purchase Agreement and validly assigned by SPV to the Origination Trust pursuant to the Contribution Agreement;
     (xvii) the Obligor of which has accepted the related Leased Vehicle;
     (xviii) it provides for equal monthly depreciation payments and accrues a finance or other lease charge on the Net Book Value of the related Leased Vehicle at a floating rate at least equal to the CP Rate from time to time or at a fixed rate;
     (xix) if a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle was no greater than the ALG Residual Value thereof at origination;
     (xx) if a Fixed Rate Lease, on or before the date on which such Fixed Rate Lease was allocated to the Lease SUBI Portfolio, the Issuer held any Lease Rate Cap with respect to such Fixed Rate Lease required to be held by the Issuer by the terms of any Indenture Supplement;
     (xxi) if a Floating Rate Lease, the Obligor thereunder has no right to convert the floating rate at which the finance charges accrue thereunder to a fixed rate;
     (xxii) the Leased Vehicle leased thereunder (x) is free and clear of all Liens (other than Permitted Liens) and (y) the Certificate of Title for such Leased Vehicle is registered in the name of the Origination Trust; and
     (xxiii) the Certificate of Title for the Leased Vehicle leased thereunder indicates only a Lien in the name of (1) PHH Consumer Lease, in the case of a Consumer Lease originated by PHH Consumer Lease and assigned to the Origination Trust or a Consumer Lease originated by the Origination Trust prior to September 30, 1999 or (2) SPV, in the case of all other Consumer Leases (or, such a Certificate of Title has been applied for).
          “Eligible Deposit Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution.
          “Eligible Lease” means either (a) a Lease that as of the date allocated to the Lease SUBI Portfolio was an Eligible Consumer Lease or (b) a Lease that as of the date allocated to the Lease SUBI Portfolio was under an Eligible Master Lease and satisfied the following eligibility criteria (or, in the case of clause (j) below satisfied the criteria set forth therein as of the later of the date allocated to the Lease SUBI Portfolio and October 28,1999):
     (a) it had an initial term of 144 months or less and a remaining term of 120 months or less;
     (b) the Obligor of which has accepted the related Leased Vehicle;
     (c) except for any Lease that is an Additional Equipment Asset, if an Open-End Lease, it provides for equal monthly depreciation payments and, if a Closed-End Lease, it provides for monthly depreciation payments that over the term of the Lease reduce the Capitalized Cost of the related Leased Vehicle to the Stated Residual Value thereof;
     (d) if an Open-End Lease that is an Additional Equipment Asset, it provides for at least quarterly depreciation payments and, if a Closed- End Lease that is an Additional Equipment Asset, it provides for at least quarterly depreciation payments that over the term of the Lease reduce the Capitalized Cost of the related Leased Vehicle to the Stated Residual Value thereof;
     (e) it accrues a finance or other lease charge on the Net Book Value of the related Leased Vehicle at a floating rate at least equal to the CP Rate from time to time or at a fixed rate;
     (f) if a Closed-End Lease, the Stated Residual Value of the related Leased Vehicle was no greater than the ALG Residual Value thereof at origination or, in the case of any Leased Vehicle the residual value of which is not specified in the ALG Residual Percentage Guide published by the Automotive Lease Guide, the estimated residual value of the related Leased Vehicle contained in a comparable industry source of equipment residual values or if such a source is not available, contained in a source VMS believes is reasonable;

     (g) on or before the date on which such Lease was allocated to the Lease SUBI Portfolio, the Issuer held any Lease Rate Cap with respect to such Lease required to be held by the terms of the Indenture or any Indenture Supplement;
     (h) if a Floating Rate Lease and the Obligor thereunder has the right to convert the floating rate at which the finance charges accrue thereunder to a fixed rate, upon conversion the fixed rate will be at least equal to the sum of the PHH Treasury Note Rate on the conversion date and 0.50%;
     (i) the Leased Vehicle leased thereunder (x) is free and clear of all Liens (other than Permitted Liens) and (y) if such Leased Vehicle is subject to a certificate of title act or statute, the Certificate of Title for such Leased Vehicle is registered in the name of the Origination Trust; and
     (j) (x) if the Leased Vehicle leased thereunder is subject to a certificate of title act or statute, the Certificate of Title for such Leased Vehicle indicates only a Lien in the name of (1) VMS, in the case of a Lease originated by VMS and assigned to the Origination Trust or a Lease originated by the Origination Trust prior to September 30, 1999 or (2) SPV, in the case of all other Leases (or, such a Certificate of Title has been applied for) or (y) if such Leased Vehicle is not subject to a certificate of title act or statute, all filings necessary to evidence the security interest of (1) VMS, in the case of a Lease originated by VMS and assigned to the Origination Trust or (2) SPV, in the case of all other Leases, in such Leased Vehicle have been made in all appropriate jurisdictions.
          “Eligible Master Lease” will mean each Master Lease Agreement that as of the date a Lease thereunder or Paid-In Advance Vehicle relating thereto is allocated to the Lease SUBI satisfied the following eligibility criteria:
     (a) it was not a Charged-Off Lease;
     (b) it was not an Ineligible Delinquent Lease;
     (c) it was an obligation of an Eligible Obligor;
     (d) it was denominated and payable only in Dollars in the United States;
     (e) it was originated and has been administered since origination in accordance with Applicable Law;
     (f) it was originated in accordance with the Policies;

     (g) it did not contravene in any material respect any Applicable Law and VMS is not in violation in any material respect of any Applicable Law in connection with it;
     (h) it was not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination;
     (i) it was the legal, valid and binding obligation of the Obligor thereunder, enforceable against such Obligor to pay the full amount thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law);
     (j) the Origination Trust has only one “original” counterpart of such Master Lease Agreement and such original is held by the Custodian;
     (k) it is either an Open-End Lease or a Closed-End Lease;
     (l) it is a “hell or high water” net lease under which the Obligor’s payment obligations thereunder are absolute, unconditional and noncancellable and not subject to abatement or adjustment;
     (m) the Obligor thereunder is required to maintain casualty insurance or to self-insure with respect to the related Leased Vehicles in accordance with the Policies;
     (n) any consents, approvals or authorizations necessary for the assignment and sale thereof by VMS to the Origination Trust have been obtained; and

     (o) if not originated by the Origination Trust, all right, title and interest in it has been (i) validly sold to the Origination Trust by VMS pursuant to that certain Assignment and Assumption Agreement dated December 17, 1998, (ii) validly assigned to the Origination Trust by SPV pursuant to the Contribution Agreement or (iii), in the case of any Master Lease Agreement that is an Additional Equipment Asset, validly assigned to the Origination Trust by SPV pursuant to the Additional Equipment Assets Contribution Agreement and, if assigned by SPV to the Origination Trust, was validly sold by VMS to SPV pursuant to the Asset Purchase Agreement or, in the case of any Master Lease Agreement that is an Additional Equipment Asset, validly sold by VMS to SPV pursuant to the Additional Equipment Assets Assignment and Assumption Agreement.
          “Eligible Obligor” means each Obligor in respect of a Master Lease Agreement, a Consumer Lease or a Fleet Receivable that satisfies the following eligibility criteria:
     (a) its billing address is located in the United States;
     (b) it is not the United States federal government, or any subdivision thereof, or any agency, department or instrumentality thereof;
     (c) it is not an Affiliate of ARAC; and
     (d) it is not the subject of any voluntary or involuntary bankruptcy proceeding, unless, in the case of a Master Lease Agreement, a bankruptcy court shall have entered an order reaffirming such Obligor’s obligations under such Master Lease Agreement.
          “Eligible Paid-In Advance Vehicle” means a Unit Paid-In Advance Vehicle acquired at the request of an Obligor who as of the date such Paid-In Advance Vehicle is allocated to the Lease SUBI Portfolio is party to an Eligible Master Lease or has agreed to be bound by a Master Lease Agreement.
          “Eligible Receivables” means, as of any date of determination, each Fleet Receivable that satisfies the following eligibility criteria:
     (a) it is an obligation of an Eligible Obligor;
     (b) it is not a Charged-Off Receivable;
     (c) it is denominated and payable only in Dollars in the United States;
     (d) it and the related Fleet Service Contract do not contravene in any material respect any Applicable Law and VMS is not in violation in any material respect of any Applicable Law in connection with it or the related Fleet Service Contract;
     (e) the related Fleet Service Contract was originated in accordance with the Policies;
     (f) it has been billed, the goods or services giving rise to it have been provided and it is payable within 45 days of the billing date;
     (g) it is an “eligible asset” within the meaning of Rule 3a-7 promulgated under the Investment Company Act;
     (h) it is not subject to the laws of any jurisdiction whose laws would prohibit the assignment and sale thereof by VMS to SPV pursuant to the Receivable Purchase Agreement and the contribution thereof by SPV to the Origination Trust pursuant to the Contribution Agreement;
     (i) any consents, approvals or authorizations necessary for the assignment and sale thereof by VMS to SPV pursuant to the Receivable Purchase Agreement and the contribution thereof by SPV to the Origination Trust pursuant to the Contribution Agreement have been obtained with respect to such Fleet Receivable;
     (j) all right, title and interest in it has been validly sold by VMS to SPV pursuant to the Receivable Purchase Agreement and validly assigned by SPV to the Origination Trust pursuant to the Contribution Agreement;
     (k) the Origination Trust has legal and beneficial ownership therein free and clear of all Liens other than Permitted Liens;
     (l) it is not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination;
     (m) it is at all times the legal, valid and binding obligation of the Obligor thereon, enforceable against such Obligor to pay the full amount thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law); and
     (n) it constitutes an “account” or a “general intangible” under the applicable UCC.

          “Enhancement Provider” means, with respect to any Series, the Person, if any, designated as such in the related Indenture Supplement.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
          “Euroclear” means Euroclear System.
          “Event of Default” is defined in Section 9.1 of the Base Indenture.
          “Excess Consumer Lease Amount” means, as of any date of determination during an Accrual Period, an amount equal to the excess, if any, of (a) the aggregate Lease Balance of all Eligible Leases that are Consumer Leases allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (b) an amount equal to 1.0% of the Aggregate Lease Balance as of such date.
          “Excess Damage Charges” means the charges under a Lease due to damage to the related Leased Vehicle over a prescribed limit.
          “Excess Fleet Receivable Amount” means, with respect to any Settlement Date, an amount equal to the excess, if any, of (a) the aggregate amount of Collections in respect of the Fleet Receivables received by the Issuer during the immediately preceding Monthly Period over (b) the Class X 1999-1B Invested Amount as of the immediately preceding Settlement Date.
          “Excess High Lease Balance Amount” means, as of any date of determination during an Accrual Period, an amount equal to the excess, if any, of (a) the aggregate Lease Balance of all Eligible Leases having a Lease Balance in excess of $1,000,000 allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (b) an amount equal to 0.50% of the Aggregate Lease Balance as of such date.
          “Excess Longer-Term Lease Amount” means, as of any date of determination during an Accrual Period, an amount equal to the greater of (a) the excess, if any, of (i) the aggregate Lease Balance of all Eligible Leases having remaining terms of longer than five years allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 15% of the Aggregate Lease Balance as of such date and (b) the excess, if any, of (i) the aggregate Lease Balance of all Eligible Leases having remaining terms of longer than seven years allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual

          Period over (ii) an amount equal to 5% of the Aggregate Lease Balance as of such date.
          “Excess Mileage Charges” means the charges under a Lease due to mileage on the related Leased Vehicle over a prescribed limit.
          “Excess Paid-In-Advance Amount” means, as of any date of determination during an Accrual Period, an amount equal to the greatest of (a) the excess, if any, of (i) the aggregate Cost of each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period (or, if any such Eligible Paid-In Advance Vehicle was allocated to the Lease SUBI after the last day of such Monthly Period, the Cost thereof as of the date such Eligible Paid-In Advance Vehicle was allocated to the Lease SUBI Portfolio) over (ii) an amount equal to 10% of the Aggregate Unit Balance as of such date, (b) the excess, if any, of (i) the aggregate Cost of each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI Portfolio for more than 60 days as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 2.5% of the Aggregate Unit Balance as of such date and (c) the aggregate Cost of each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI Portfolio for more than 120 days as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period.
          “Excess Residual Value Amount” means, as of any date of determination during an Accrual Period, an amount equal to the excess, if any, of (i) the Aggregate Residual Value Amount as of such date over (ii) an amount equal to 10% of the Aggregate Unit Balance as of such date.
          “Excess State Obligor Risk Amount” means, as of any date of determination during an Accrual Period, an amount equal to the excess, if any, of (a) the aggregate Lease Balance of all Eligible Leases the Obligor of which is a state or local government or any subdivision thereof, or any agency, department or instrumentality thereof allocated to the Lease SUBI Portfolio as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (b) an amount equal to 3.0% of the Aggregate Lease Balance as of such date.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Existing Liens” means a claim for $914,160,108.23 owing to The Chase Manhattan Bank.
          “Expected Final Distribution Date” means, with respect to any applicable Series of Investor Notes, the date, if any, stated in the related

Indenture Supplement as the date on which such Series of Investor Notes is expected to be paid in full.
     “FDIC” means the Federal Deposit Insurance Corporation.
     “Fixed Rate Lease” means a Lease accruing finance charges at a fixed rate per annum.
     “Fleet Receivables” means all amounts payable under the Fleet Service Contracts, a beneficial interest in a portion of which is represented by the Fleet Receivable SUBI Certificate.
     “Fleet Receivable SUBI” means that special unit of beneficial interest in the Origination Trust created by the Fleet Receivable SUBI Supplement in a pool of Fleet Receivables acquired by SPV from VMS pursuant to the Receivable Purchase Agreement and contributed by SPV to the Origination Trust pursuant to the Contribution Agreement and all Origination Trust Assets associated with the Fleet Receivables, including all right, title and interest of SPV under the Receivables Purchase Agreement.
     “Fleet Receivable SUBI Certificate” means the Class X 1999-1B Sold SUBI Certificate, a certificate of beneficial ownership, representing a portion of the Fleet Receivable SUBI issued pursuant to the Fleet Receivable SUBI Supplement.
     “Fleet Receivable SUBI Supplement” means the Sold SUBI Supplement 1999-1B to the Origination Trust Agreement, dated as of the Initial Closing Date, among SPV, as settlor and initial beneficiary, VMS, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee.
     “Fleet Service Contract” means a fleet maintenance contract, fleet management contract, fuel card contract or any other service contract the fees for which are billed or would be billed by VMS, together with the Leases.
     “Floating Rate Lease” means a Lease accruing finance charges at a floating rate per annum.
     “Foreign Clearing Agency” means Cedel and Euroclear.
     “GAAP” means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.
     “Gain on Sale Account” is defined in Section 5.2 of the Base Indenture.

     “Global Note” is defined in Section 2.12 of the Base Indenture.
     “Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Hedging Instrument” means one or more Lease Rate Caps or other interest rate swap contracts or similar contracts entered into by, or assigned to, the Issuer, as specified in the Base Indenture or any Indenture Supplement, providing limited protection against interest rate risks.
     “Incidental Lease Termination Charges” means all Excess Damage Charges, Excess Mileage Charges and any charges imposed upon the early termination of a Lease.
     “Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) without duplicating any of the foregoing, all Contingent Obligations of such Person in respect of any of the foregoing.
     “Indenture” means the Base Indenture and all amendments thereof and supplements thereto, including any Indenture Supplement.
     “Indenture Supplement” means, with respect to any Series of Investor Notes, a supplement to the Base Indenture complying with the terms of Section 2.2 of the Base Indenture, executed in conjunction with any issuance of any Series of Investor Notes (or, in the case of the issuance of Investor Notes on the Initial Closing Date, the supplement executed in connection with the issuance of such Notes).
     “Indenture Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

     “Independent” means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Investor Notes, VMS and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, VMS or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, VMS or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
     “Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 13.1, of the Base Indenture made by an Independent engineer, appraiser or other expert appointed by the Issuer and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” herein and that the signer is Independent within the meaning thereof. the Base Indenture.
     “Independent Manager” is defined in the LLC Agreement.
     “Ineligible Delinquent Lease” means (a) a Master Lease Agreement as to which 50% or greater of the billings to the Obligor thereof remain unpaid for more than 60 days from the original due date or which has been declared in default under the Policies or (b) a Consumer Lease as to which any amounts remain unpaid for more than 60 days from the original due date or which has been declared in default under the Policies.
     “Initial Aggregate Lease Balance” means $2,504,471,579.
     “Initial Assignment” is defined in Section 2.1 of the Transfer Agreement.
     “Initial Closing Date” means June 30, 1999.
     “Initial Cut-off Date” means June 18, 1999.
     “Initial Invested Amount” means, with respect to any Series of Investor Notes, the aggregate initial principal amount specified in the related Indenture Supplement.
     “Initial Units” means, as of the Initial Closing Date, all Units allocated to the Lease SUBI Portfolio as of the Initial Closing Date.
     “Insolvency Event” means, as to any Person:

     (a)(i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, (ii) an involuntary case is commenced against such Person under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect which remains undismissed, undischarged or unbonded for a period of 60 days or (iii) such Person shall have a decree or an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;
     (b) such Person shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Person; or such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.
          “Interest Period” means, with respect to any Series of Investor Notes, the period specified in the related Indenture Supplement.
          “Invested Amount” means, with respect to each Series of Investor Notes, the amount specified in the related Indenture Supplement.
          “Invested Percentage” means, with respect to any Series of Investor Notes, the percentage specified in the related Indenture Supplement.
          “Investment Company Act” means the Investment Company Act of 1940, as amended.
          “Investor Noteholder” and “Holder” means the Person in whose name an Investor Note is registered in the Note Register.
          “Investor Notes” means any one of the promissory notes (including, without limitation, the Bearer Notes, the Registered Notes or the Global Notes) issued by the Issuer, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form (or forms in the case of a Series of Notes with multiple Classes) of the investor note attached to the related Indenture Supplement.
          “Issuer” means Greyhound Funding LLC, a Delaware limited liability company.
          “Issuer Accounts” means the Collection Account and each Series Account.
          “Issuer Assets” means all assets of the Issuer, including, among other things, the SUBIs, the SUBI Certificates (including all rights of the holder thereof under the Origination Trust Documents), the Units, any Hedging Instruments, the Transfer Agreement, the Administration Agreement, the Management Agreement and all proceeds of the foregoing.
          “Issuer General Account” is defined in the LLC Agreement.
          “Issuer Obligations” means all principal and interest, at any time and from time to time, owing by the Issuer on the Investor Notes and all costs, fees and expenses payable by, or obligations of, the Issuer under the Indenture.
          “Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.
          “Junior Preferred Member” means a Person in whose name a Junior Preferred Membership Interest is registered in the Register.
          “Junior Preferred Membership Interests” means the Junior Preferred Membership Interests issued pursuant to the LLC Agreement.
          “Lease Balance” means, as of any date of determination, with respect to (a) any Open-End Lease, an amount equal to the Net Book Value of the Leased Vehicle subject to such Lease and (b) any Closed-End Lease, an amount equal to the sum of all remaining monthly lease payments (other than payments of finance charges and other incidental fees) due in respect of such Leased Vehicle on or after such date; provided, however that the Lease Balance of a Charged-Off Lease shall be zero.
          “Lease Balance Decline” means, for any Lease for any Settlement Date, an amount equal to the sum of (a) the Lease Balance of such Lease as of the last day of the Monthly Period preceding the Monthly Period immediately preceding such Settlement Date less the Lease Balance of such Lease as of the last day of the Monthly Period immediately preceding such Settlement Date plus (b), in the case of a Closed-End Lease, the Net Book Value of the related Unit Vehicle if such Unit Vehicle shall have become a Residual Value Vehicle during the Monthly Period immediately preceding such Settlement Date.
          “Lease” means an Open-End Lease or a Closed-End Lease originated by or on behalf of VMS, PHH Financial Services or the Origination Trust pursuant to a Master Lease Agreement or a Consumer Lease originated by or on behalf of VMS or the Origination Trust.
          “Leased Vehicle” means the Vehicle subject to a Lease.
          “Lease Rate Cap” means any interest rate caps that are required to be maintained by the Issuer pursuant to the Indenture or any Indenture Supplement.
          “Lease SUBI” means that special unit of beneficial interest in the Origination Trust created by the Lease SUBI Supplement.
          “Lease SUBI Certificate” means the certificate of beneficial ownership, representing beneficial ownership in the Sold Units allocated to the Lease SUBI Portfolio issued pursuant to the Lease SUBI Supplement.
          “Lease SUBI Portfolio” or “1999-1A Sold SUBI Portfolio” means the Origination Trust Assets that are from time to time allocated to the Lease SUBI in accordance with the terms of the Origination Trust Documents.
          “Lease SUBI Supplement” means the Sold SUBI Supplement 1999-1A to the Origination Trust Agreement, dated as of the Initial Closing Date, as amended as of October 28, 1999, among SPV, as settlor and initial beneficiary, VMS, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee.
          “Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.
          “LLC Agreement” means the Amended and Restated Limited Liability Agreement of the Issuer, dated as of October 28, 1999, as amended, modified or supplemented from time to time in accordance with its terms.
          “Lockout Period” means the period from and including the date on which each Outstanding Series of Investor Notes shall have been declared to be immediately due and payable as a result of the occurrence of an Event of Default defined in clause (a) or (b) of Section 9.1 of the Base Indenture to and including the date on which the principal of and interest on all Series of Investor Notes shall have been paid in full.
          “Luxembourg Agent” is defined in Section 2.3(c) of the Base Indenture.
          “Majority in Interest” of each Series of Investor Notes means Noteholders of such Series holding Investor Notes evidencing more than 50% by outstanding principal amount of each Class of Investor Notes of such Series.
          “Management Agreement” means the Management Agreement, dated as of the Initial Closing Date, by and among the Managing Agent, the Issuer and the Administrator, as amended, modified or supplemented from time to time in accordance with its terms.
          “Manager” is defined in the LLC Agreement.
          “Managing Agent” means Global Securitization Services LLC or a successor Managing Agent under the Management Agreement.
          “Master Lease Agreement” means each master lease agreement between an Obligor and (a) VMS and assigned by VMS to the Origination Trust or assigned by VMS to SPV and by SPV to the Origination Trust, (b) PHH Financial Services and assigned by PHH Financial Services to VMS, by VMS to SPV and by SPV to the Origination Trust or (c) the Origination Trust, in each case, in all material respects in a form attached to the Series 1999-1 SUBI Servicing Supplement.
          “Material Adverse Effect” means, with respect to any occurrence, event or condition:
               (i) a material adverse effect on the Issuer’s title to the SUBI Certificates or the beneficial interest in the Sold Units or Fleet Receivables represented thereby;
               (ii) a material adverse effect on the validity, status, perfection or priority of the Lien of the Indenture Trustee in the Collateral;
               (iii) a material adverse effect on the business, properties, financial condition or results of operations of the Issuer or the ability of the Issuer to perform its obligations under the Indenture;
               (iv) a material adverse effect on the business, properties, financial condition or results of operations of ARAC and its subsidiaries as a whole; or

     (v) a material adverse effect on the validity or enforceability of the Indenture or any of the other Transaction Documents.
          “Maximum Invested Amount” means, with respect to each Series of Investor Notes, the amount, if any, specified in the related Indenture Supplement.
          “Member” means a Preferred Member or the Common Member.
          “Membership Interest” means a Preferred Membership Interest or the Common Membership Interest.
          “Minimum Adjusted Aggregate Unit Balance” means the sum of the numerators used on such date to calculate the Invested Percentage with respect to Collections for all Series of Outstanding Investor Notes on such date.
          “Monthly Period” means, unless otherwise defined in any Indenture Supplement, the period from and including a Period End Date (or, in the case of the initial Monthly Period, from the Initial Cutoff Date) to but excluding the succeeding Period End Date.
          “Monthly Residual Value Gain” means, for any Monthly Period, an amount equal to the excess, if any, of (a) all Termination Proceeds for such Monthly Period for all Unit Vehicles that became Residual Value Vehicles during such Monthly Period and all prior Monthly Periods over (b) the aggregate Net Book Values of all Unit Vehicles that became Residual Value Vehicles during such Monthly Period.
          “Monthly Residual Value Loss” means, for any Monthly Period, an amount equal to the excess, if any, of (a) the aggregate Net Book Values of all Unit Vehicles that became Residual Value Vehicles during such Monthly Period over (b) all Termination Proceeds for such Monthly Period for all Unit Vehicles that became Residual Value Vehicles during such Monthly Period and all prior Monthly Periods.
          “Monthly Servicer Advance” means the aggregate amount of funds advanced by the Servicer to the Issuer on any Settlement Date for deposit in the Collection Account in respect of monthly lease payments due but not received during the immediately preceding Monthly Period on the Sold Units and in respect of Fleet Receivables due but not received during the immediately preceding Monthly Period in accordance with the Series 1999-1 SUBI Servicing Supplement.
          “Monthly Servicer Advance Reimbursement Amount” means, on any Settlement Date, the aggregate amount payable to the Servicer in reimbursement of amounts previously advanced by the Servicer in respect of delinquent monthly lease payments and delinquent Fleet Receivables pursuant to Section 7.4 of the Series 1999-1 SUBI Servicing Supplement on such Settlement Date.
          “Monthly Settlement Statement” means, with respect to each Series of Outstanding Investor Notes, the settlement statement in the form attached to the related Indenture Supplement delivered by the Issuer to the Indenture Trustee pursuant to Section 4.4(a) of the Base Indenture.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Net Book Value” means, as of any date of determination during an Accrual Period with respect to each Leased Vehicle, such Leased Vehicle’s Capitalized Cost minus the sum of (a) all monthly lease payments billed thereunder (other than payments of finance charges and other incidental fees) in respect of such Leased Vehicle through such date and (b) in the case of a Leased Vehicle subject to an Open-End Lease, all proceeds from the sale or disposition of such Leased Vehicle received during the Monthly Period immediately preceding the first day of such Accrual Period.
          “1999-1B Sold SUBI Portfolio” means the Origination Trust Assets that are from time to time allocated to the Fleet Receivable SUBI in accordance with the terms of the Origination Trust Documents.
          “Note Rate” means, with respect to any Series of Investor Notes, the annual rate at which interest accrues on the Investor Notes of such Series of Investor Notes (or formula on the basis of which such rate shall be determined) as stated in the related Indenture Supplement.
          “Note Register” means the register maintained pursuant to Section 2.4(a) of the Base Indenture, providing for the registration of the Investor Notes and transfers and exchanges thereof.
          “Obligor” means, with respect to any Lease or Fleet Receivable, the Person or Persons obligated to make payment with respect to such Lease or Fleet Receivable, including any guarantor thereof.
          “Officer’s Certificate” means a certificate signed by an Authorized Officer of the Issuer, SPV, the Origination Trust, the Servicer or the Administrator, as the case may be.
          “Open-End Lease” means a lease obligation in respect of a single vehicle which may arise pursuant to a master lease agreement providing for the lease of a fleet of vehicles or pursuant to a lease agreement providing for the lease of a single vehicle that, in each case, obligates the lessee thereunder to pay the lessor at lease termination any deficit between the sales proceeds from the sale of the vehicle subject thereto and the book value thereof (other than the portion of any deficit resulting from the sales proceeds being less than 16% of the fair market value thereof determined in accordance with such lease).
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Indenture Trustee. The counsel may be an employee of or counsel to the Issuer, SPV, VMS, the Origination Trust, the Administrator or the Servicer, as the case may be.
          “Origination Trust” means D.L. Peterson Trust, a statutory business trust organized under the laws of the State of Delaware.
          “Origination Trust Agreement” means the Amended and Restated Origination Trust Agreement, dated as of the Initial Closing Date, among SPV, as settlor and initial beneficiary, VMS, as UTI Trustee, and Wilmington Trust Company, as Delaware Trustee, as amended, supplemented and modified by the Lease SUBI Supplement and the Fleet Receivable SUBI Supplement and as the same may be further amended, supplemented or modified from time to time.
          “Origination Trust Assets” means all assets, at any time, owned by the Origination Trust at such time.
          “Origination Trust Documents” means the Origination Trust Agreement, including the Lease SUBI Supplement and the Fleet Receivable SUBI Supplement, the Origination Trust Servicing Agreement, including the Series 1999-1 SUBI Servicing Supplement, the ARAC Guaranty, the Custodian Agreement, the SUBI Certificates, the Receivable Purchase Agreement, the Asset Purchase Agreement, the Contribution Agreement, the Additional Equipment Assets Assignment and Assumption Agreement and the Additional Equipment Assets Contribution Agreement.
          “Origination Trust Servicing Agreement” means the Origination Trust Servicing Agreement, dated as of the Initial Closing Date, between the Origination Trust and the Servicer as amended, supplemented and modified by the Series 1999-1 SUBI Servicing Supplement and as the same may be further amended, supplemented or modified from time to time.
          “Outstanding” has the meaning, with respect to any Series of Investor Notes, set forth in the related Indenture Supplement.
          “Overconcentration Amount” means, as of any date of determination during an Accrual Period, an amount equal to the greatest of (a) the aggregate Lease Balance of the Eligible Leases to which the Obligors having the five largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI Portfolio are a party as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 15% of the Aggregate Lease Balance as of such date, (b) the aggregate Lease Balance of the Eligible Leases to which the Obligors having the ten largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI Portfolio are a party as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 25% of the Aggregate Lease Balance as of such date and (c) the excess, if any, of (i) the aggregate Lease Balance of the Eligible Leases to which the Obligor having the largest aggregate Lease Balance of Eligible Leases allocated to the Lease SUBI Portfolio is a party as of the last day of the Monthly Period immediately preceding the first day of such Accrual Period over (ii) an amount equal to 4% of the Aggregate Lease Balance as of such date; provided, however that if the long-term debt obligations of such Obligor are not rated at least Baa3 by Moody’s as of such date, the amount in this clause (ii) shall equal 3% of the Aggregate Lease Balance as of such date.
          “Paid-In Advance Loss Ratio” means, for any specified Settlement Date, the quotient, expressed as a percentage, of (a) the excess, if any, of (i) the aggregate Cost of all Unit Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during the immediately preceding Monthly Period over (ii) all Paid-In Advance Proceeds received by the Servicer during the preceding Monthly Period for all Unit Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during such Monthly Period and all prior Monthly Periods divided by (b) the aggregate Cost of all Unit Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during the immediately preceding Monthly Period.
          “Paid-In Advance Proceeds” means for any Rejected Paid-In Advance Vehicle the sum of all amounts received by the Servicer upon, after or in connection with the sale or other disposition of such Rejected Paid-In Advance Vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, and any and all amounts received from the related Obligor in connection with such Rejected Paid-In Advance Vehicle.
          “Paid-In Advance Vehicle” means a Vehicle acquired at the request of an Obligor who is either a party to a Master Lease Agreement or who has agreed to be bound by a Master Lease Agreement but not yet accepted by such Obligor.
          “Paying Agent” means any paying agent appointed pursuant to Section 2.6 of the Base Indenture.
          “Payment Date” means, with respect to each Series of Investor Notes, the dates set forth in the related Indenture Supplement.
          “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          “Pension Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
          “Period End Date” means each date set forth in Schedule X to the Series 1999-1 SUBI Servicing Supplement, as such schedule is amended and supplemented from time to time in accordance with the terms of the Series 1999-1 SUBI Servicing Supplement.
          “Permitted Investments” means negotiable instruments or securities, payable in Dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence (excluding any security with the “r” symbol attached to its rating):
               (i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
               (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated P-1 or higher by Moody’s and “A-1+” or higher by Standard & Poor’s and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor’s of not lower than “AA”;
               (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Moody’s of “P-1” and Standard & Poor’s of “A-1+”;
               (iv) bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;

               (v) investments in money market funds rated “AAAm” by Standard & Poor’s and “Aaa” by Moody’s or otherwise approved in writing by the Rating Agencies;
               (vi) Eurodollar time deposits having a credit rating from Moody’s of “P-1” and Standard & Poor’s of “A-1+”;
               (vii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by Standard & Poor’s and P-1 by Moody’s or which otherwise is approved as to collateralization by the Rating Agencies; and
               (viii) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Investor Notes.
          “Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carrier’s Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) on the Initial Closing Date only, the Existing Liens, (iv) Liens in favor of the Origination Trust in the Leased Vehicles, (v) Liens in favor of the Issuer pursuant to the Transfer Agreement, (vi) Liens in favor of the Indenture Trustee pursuant to the Indenture, and (vii) Liens in favor of an Enhancement Provider, provided, however, that such Liens are subordinate to the Liens in favor of the Indenture Trustee and have been consented to by the Indenture Trustee.
          “Person” means any natural person, corporation, business trust, joint venture, association, limited liability company, partnership, joint stock company, corporation, trust, unincorporated organization or Government Authority.
          “PHH Consumer Lease” means PHH PersonaLease Corporation, a Maryland corporation.
          “PHH Financial Services” means PHH Financial Services Corporation, a Maryland corporation.

          “PHH Treasury Note Rate” means, on any day between the 16th day of the month through the 15th day of the following month, the interest rate that is quoted in the Federal Reserve Statistical Release (H.15 Report) for two year treasury constant maturities on the fifteenth day of that month, or the first business day thereafter if the fifteenth day of the month falls on a non-business day.
          “Physical Property” means banker’s acceptances, commercial paper, negotiable certificates of deposits and other obligations that constitute “instruments” within the meaning of Section 9-105(l)(i) of the applicable UCC and are susceptible to physical delivery and Certificated Securities.
          “Policies” means the standards, policies and procedures, including but not limited to the credit and residual accrual policies applied by the Servicer in originating Leases and those applied by the Servicer in its collection and repossession activities.
          “Pool Factor” means, except with respect to any Series of Notes issued in more than one Class, a number carried out to seven decimals representing the ratio of the applicable Invested Amount as of such Record Date (determined after taking into account any reduction in the Invested Amount which will occur on the following Payment Date) to the applicable Initial Invested Amount, and with respect to a Series of Notes having more than one Class, as specified in the Indenture Supplement relating to such Series.
          “Potential Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event.
          “Potential Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Termination Event.
          “Preferred Member” means a Person in whose name a Junior Preferred Membership Interest or a Senior Preferred Membership Interest is registered in the Register.
          “Preferred Membership Interests” means the Junior Preferred Membership Interests or the Senior Preferred Membership Interests.
          “Principal Payment Amount” means, for any Settlement Date, the sum of (a) the Lease Balance Declines for each Unit Lease for such Settlement Date and (b) the aggregate Cost of all Eligible Paid-In Advance Vehicles that became Rejected Paid-In Advance Vehicles during the immediately preceding Monthly Period.

          “Principal Terms” is defined in Section 2.2 of the Base Indenture.
          “Proceeding” means any suit in equity, action or law or other judicial or administrative proceeding.
          “Qualified Institution” means a depository institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.
          “Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than one billion dollars in assets under fiduciary management, and (iii) has a long term deposits rating of not less than “BBB-” by Standard & Poor’s and Baa3 by Moody’s.
          “Quarterly Compliance Certificate” is defined in Section 4.1(a) of the Base Indenture.
          “Rating Agency” means, with respect to each Series of Notes, the rating agency or agencies, if any, specified in the related Indenture Supplement.
          “Rating Agency Condition” means, the notification in writing by the Rating Agencies that a proposed action will not result in a reduction or withdrawal by each such Rating Agency of the rating or credit risk assessment of any Class of any Series of Outstanding Investor Notes rated or evaluated by such Rating Agency or the rating or credit risk assessment of any series of Preferred Membership Interests rated or evaluated by such Rating Agency.
          “Receivable Purchase Agreement” means the Receivable Purchase Agreement, dated as of the Initial Closing Date, by and between SPV and VMS, as amended, modified or supplemented from time to time in accordance with its terms.
          “Receivable Purchase Termination Event” is defined in the Receivable Purchase Agreement.

          “Record Date” means, with respect to each Series of Notes, the dates specified in the related Indenture Supplement.
          “Recoveries” means any amounts received by the Servicer with respect to Charged-Off Leases, including Collections received from Obligors and liquidation proceeds of the related Leased Vehicles, net of (i) any applicable rental receipts tax, sales and use tax, personal property tax, ad valorem tax or any other tax or any governmental fees or charges, (ii) any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such recovery and (iii) any amounts remitted to the related Obligor as required by applicable law or the related Lease.
          “Register” means the register mentioned in Section 11.3 of the LLC Agreement.
          “Registered Notes” is defined in Section 2.1 of the Base Indenture.
          “Rejected Paid-In Advance Vehicles” means, for any Monthly Period, all Unit Paid-In Advance Vehicles which were sold or otherwise disposed of after rejection thereof by the related Obligor during such Monthly Period.
          “Related Rights” means, with respect to any Unit, all Origination Trust Assets to the extent such assets are associated with such Unit.
          “Repurchase Amount” means, with respect to any Series of Investor Notes, the amount specified in the related Indenture Supplement.
          “Required Aggregate Asset Amount” means the sum of the Required Asset Amounts with respect to all Series of Outstanding Investor Notes.
          “Required Asset Amount” means, with respect to any Series of Investor Notes, the amount specified in the related Indenture Supplement.
          “Required Overcollateralization Amount” means, with respect to any Series of Investor Notes, the amount specified in the related Indenture Supplement.
          “Required Rating” means a short-term certificate of deposit rating from Moody’s of P-1 and from Standard & Poor’s of “A-1” and a long-term unsecured debt rating of not less than Aa3 by Moody’s and “AA-” by Standard & Poor’s.
          “Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).
          “Residual Value Loss” means, for any Unit Vehicle which became a Residual Value Vehicle during a Monthly Period, an amount equal to (a) the Stated Residual Value of such Unit Vehicle minus (b) all Termination Proceeds with respect to such Unit Vehicle for such Monthly Period.
          “Residual Value Loss Ratio” means, for any specified Settlement Date, the quotient, expressed as a percentage, of (a) the sum of the Residual Value Losses for all Unit Vehicles that became Residual Value Vehicles during the preceding Monthly Period minus all Termination Proceeds included in clauses (i) and (ii) of the definition thereof for the preceding Monthly Period for all Unit Vehicles that became Residual Value Vehicles during prior Monthly Periods divided by (b) the sum of the Stated Residual Values for all Unit Vehicles that became Residual Value Vehicles during the preceding Monthly Period.
          “Residual Value Vehicles” means, for any Monthly Period, all Unit Vehicles subject to Closed-End Leases (other than Unit Vehicles subject to Charged-off Leases) which were sold or otherwise disposed of after termination or expiration of the related Closed-End Lease during such Monthly Period.
          “Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office, including any Assistant Vice President, Vice President, any Secretary or Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any Person who at the time shall be an above-designated officer and having direct responsibility for administration of the Indenture and the applicable Series Supplement and also any particular officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
          “Revised Article 8” means Revised Article 8 (1994 Version) (and corresponding amendments to Article 9) as promulgated by the National Conference of Commissioners on Uniform State Laws.
          “Revolving Period” means, with respect to any Series of Investor Notes, the period specified in the related Indenture Supplement.
          “S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.
          “Securities Act” means the Securities Act of 1933, as amended.

          “Securities Intermediary” means a “securities intermediary” within the meaning of Section 8-102(a)(14) of Revised Article 8.
          “Securitization” is defined in the Origination Trust Agreement.
          “Security Entitlement” means a “security entitlement” within the meaning of Section 8-102(a)(17) of Revised Article 8.
          “Senior Preferred Member” means a Person in whose name a Senior Preferred Membership Interest is registered in the Register.
          “Senior Preferred Membership Interests” means the Senior Preferred Membership Interests issued pursuant to the LLC Agreement.
          “Series” means any Series of Investor Notes, which may include within any such Series a Class or Classes of Investor Notes subordinate to another such Class or Classes of Investor Notes.
          “Series Gain on Sale Account Percentage” means, with respect to any Series of Investor Notes, the percentage specified in the related Indenture Supplement.
          “Series Account” means any account or accounts established pursuant to an Indenture Supplement for the benefit of a Series of Notes.
          “Series Administrator Fee,” with respect to any Series of Notes, that portion of the Administrator Fee payable from Collections allocable to such Series pursuant to the related Indenture Supplement.
          “Series Closing Date” means, with respect to any Series of Investor Notes, the date of issuance of such Series of Investor Notes, as specified in the related Indenture Supplement.
          “Series 1999-1 SUBI Servicing Supplement” means the Series 1999-1 Servicing Supplement to the Origination Trust Servicing Agreement, dated as of the Initial Closing Date, between the Origination Trust, Wilmington Trust Company, as SUBI Trustee, SPV and the Servicer, as amended from time to time.
          “Series Note Termination Date” means, with respect to any Series of Investor Notes, the date stated in the related Indenture Supplement.
          “Series Servicing Fee,” with respect to any Series of Notes, that portion of the Servicing Fee payable from Collections allocable to such Series pursuant to the related Indenture Supplement.

          “Series Servicing Fee Percentage” means, with respect to any Series of Notes, the amount specified in the related Indenture Supplement.
          “Series Termination Date” means, with respect to any Series of Investor Notes, the date stated in the related Indenture Supplement as the termination date.
          “Servicer” means VMS in its capacity as servicer under the Origination Trust Servicing Agreement.
          “Servicer Termination Event” is defined in the Origination Trust Servicing Agreement.
          “Servicing Fee” is defined in the Origination Trust Servicing Agreement.
          “Settlement Date” means the 7th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing August 9, 1999.
          “Settlement Statement” is defined in Section 4.1 of the Base Indenture.
          “Sold Units” means, collectively, the Initial Units and the Additional Units.
          “Special Purpose Entity” is defined in the Origination Trust Agreement.
          “SPV” means Raven Funding LLC, a Delaware limited liability company.
          “Stated Residual Value” means, for any Unit Vehicle subject to a Closed-End Lease, the lesser of (a) the stated residual value of such Unit Vehicle established at the time of origination of such Closed-End Lease in accordance with the Policies and (b) the Net Book Value of such Unit Vehicle as of such day.
          “SUBI Assets” is defined in the Origination Trust Agreement.
          “SUBIs” means the Fleet Receivable SUBI and the Lease SUBI.
          “SUBI Certificates” means the Fleet Receivable SUBI Certificate and the Lease SUBI Certificate.
          “SUBI Portfolio” is defined in the Origination Trust Agreement.

          “Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
          “Tax Opinion” means an opinion of counsel to be delivered in connection with the issuance of a new Series of Investor Notes to the effect that, for United States federal income tax purposes, (i) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Outstanding Notes or Class thereof that was (based upon an opinion of counsel) characterized as debt at the time of their issuance and (ii) the Issuer will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes.
          “Termination Event” means any of a Receivable Purchase Termination Event or a Transfer Termination Event.
          “Termination Proceeds” means for any Residual Value Vehicle for any Monthly Period (a) all amounts received by the Servicer during such Monthly Period upon, after or in connection with the termination of the related Lease including, without limitation, (i) sales proceeds with respect to such Residual Value Vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition and any amounts remitted to the related Obligor as required by applicable law or the related Lease and (ii) any and all insurance proceeds received in connection with the occurrence of a casualty event in respect of such Residual Value Vehicle and (b) any and all amounts billed to the related Obligor in connection with the termination of such Lease, including any Incidental Lease Termination Payments.
          “Three Month Average Charge-Off Ratio” means, with respect to any Settlement Date, the average of the Charge-Off Ratios for such Settlement Date and the two immediately preceding Settlement Dates.
          “Three Month Average Delinquency Ratio” means, with respect to any Settlement Date, the average of the Delinquency Ratios for such Settlement Date and the two immediately preceding Settlement Dates.
          “Three Month Average Paid-In Advance Loss Ratio” means, with respect to any Settlement Date, the average of the Paid-In Advance Loss

Ratios for such Settlement Date and the two immediately preceding Settlement Dates.
          “Three Month Average Residual Value Loss Ratio” means, with respect to any Settlement Date, the average of the Residual Value Loss Ratios for such Settlement Date and the two immediately preceding Settlement Dates.
          “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.
          “Transaction Documents” means, collectively, the Indenture, the Investor Notes, any agreements relating to the issuance or the purchase of any of the Investor Notes, any agreements relating to any Credit Enhancement for any Investor Notes, the LLC Agreement, the Transfer Agreement, the Administration Agreement, the Management Agreement and the Origination Trust Documents.
          “Transfer Agent and Registrar” is defined in Section 2.4 of the Base Indenture.
          “Transfer Agreement” means the Transfer Agreement, dated as of the Initial Closing Date, as amended as of October 28, 1999, between SPV and the Issuer, as amended, modified or supplemented from time to time in accordance with its terms.
          “Transfer Date” means, unless otherwise specified in the related Indenture Supplement, with respect to any Series of Notes, the Business Day immediately prior to each Payment Date.
          “Transferred Asset Payment” is defined in Section 2.3 of the Transfer Agreement.
          “Transferred Assets” is defined in the Transfer Agreement.
          “Transfer Termination Event” is defined in the Transfer Agreement.
          “Twelve Month Average Charge-Off Ratio” means, with respect to any Settlement Date, the average of the Charge-Off Ratios for such Settlement Date and the eleven immediately preceding Settlement Dates.
          “Twelve Month Average Paid-In Advance Loss Ratio” means, with respect to any Settlement Date, the average of the Paid-In Advance Loss Ratios for such Settlement Date and the eleven immediately preceding Settlement Dates.
          “Twelve Month Average Residual Value Loss Ratio” means, with respect to any Settlement Date, the average of the Residual Value Loss Ratios for such Settlement Date and the eleven immediately preceding Settlement Dates.
          “UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
          “Uncertificated Security” means an “uncertificated security” within the meaning of the applicable UCC.
          “Unit” means a Vehicle, the related Lease and the Related Rights associated therewith or a Paid-In Advance Vehicle and the Related Rights associated therewith.
          “Unit Leases” means the Leases allocated to the Lease SUBI Portfolio.
          “Unit Paid-In Advance Vehicles” means the Paid-In Advance Vehicles allocated to the Lease SUBI Portfolio.
          “Unit Repurchase Payments” means, for any Settlement Date, the sum of (a) the aggregate amount payable by the Servicer pursuant to Section 7.15 of the Series 1999-1 SUBI Servicing Supplement on such Settlement Date and (b) the aggregate amount payable by SPV pursuant to Section 7.4 of the Transfer Agreement on such Settlement Date.
          “Unit Vehicle” means the Leased Vehicles and Paid-In Advance Vehicles allocated to the Lease SUBI Portfolio.
          “United States Security Entitlement” means a “Security Entitlement” as defined in 31 C.F.R. Section 357.2, 24 C.F.R. Section 1.2, 12 C.F.R. Section 912.1, 12 C.F.R. Section 1511.1, 12 C.F.R. Section 615.5450 or 31 C.F.R. Section 354.1.
          “United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.
          “U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.
          “UTI” is defined in the Origination Trust Agreement.
          “UTI Assets” is defined in the Origination Trust Agreement.
          “Vehicle” means an automobile, a truck, a truck chassis, a truck body, a truck tractor, a truck trailer or another type of motorized vehicle or equipment, together with any and all accessories, additions and parts from time to time in or to any of the foregoing and all accessions thereto.
          “VMS” means PHH Vehicle Management Services LLC or any predecessor in interest thereto (including, without limitation, PHH Fleet America Corporation and Peterson, Howell & Heather, Inc.).
          “written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.